Exhibit 5.2

SAMUEL S. LIONEL
GRANT SAWYER
  (1918-1996)
JON R. COLLINS
  (1923-1987)
RICHARD H. BRYAN
JEFFREY P. ZUCKER
PAUL R. HEJMANOWSKI
ROBERT D. FAISS
DAVID N. FREDERICK
RICHARD W. HORTON
DAN C. BOWEN
RODNEY M. JEAN
HARVEY WHITTEMORE
TODD TOUTON
CAM FERENBACH
LYNDA S. MABRY
MARK H. GOLDSTEIN
KIRBY J. SMITH
COLLEEN A. DOLAN
JENNIFER A. SMITH
GARY W. DUHON
LAUREL E. DAVIS

DAN R. REASER
MARK LEMMONS
HOWARD E. COLE
PAUL E. LARSEN
ALLEN J. WILT
LYNN S. FULSTONE
RORY J. REID
DAN C. McGUIRE
JOHN E. DAWSON
FRED D. “PETE” GIBSON, III
LESLIE BRYAN HART
CRAIG E. ETEM
TODD E. KENNEDY
MATTHEW E. WATSON
SHAWN M. ELICEGUI
HECTOR J. CARBAJAL II
EMILIA K. CARGILL
G. LANCE COBURN
JOHN M. NAYLOR
E. LEIF REID
ELIZABETH R. BRENNAN
WILLIAM J. McKEAN
ELIZABETH BRICKFIELD
LIONEL SAWYER & COLLINS
 ATTORNEYS AT LAW
1700 BANK OF AMERICA PLAZA
300 SOUTH FOURTH STREET
LAS VEGAS, NEVADA 89101
(702) 383-8888

FAX (702) 383-8845
lsc@lionelsawyer.com
www.lionelsawyer.com

JEFFREY D. MENICUCCI
JANET SUE BESSEMER
GREGORY R. GEMIGNANI
DOREEN SPEARS HARTWELL
LINDA M. BULLEN
LAURA K. GRANIER
MAXIMILIANO D. COUVILLIER III
LEAH A. AYALA
SARAH E. HARMON
MICHAEL D. KNOX
ERIN FLYNN
JENNIFER ROBERTS
SUZANNE L. MARTIN
BRENT HEBERLEE
MATTHEW B. CRANE

JASMINE K. MEHTA
JON A. BAUMUNK
CHRISTOPHER CHILDS
MEREDITH L. STOW
JOICE NIDY
DOUGLAS A. CANNON
RICHARD CUNNINGHAM
MATTHEW R. POLICASTRO
JACOB D. BUNDICK**
ADAM D. SMITH
KIMBERLY R. McGHEE
GARRETT D. GORDON
TREVOR HAYES
JENNIFER J. DiMARZIO
PEARL GALLAGHER*

* ADMITTED IN IL ONLY
**ADMITTED IN TX ONLY

OF COUNSEL
BRIAN McKAY
ELLEN WHITTEMORE
LAURA J. THALACKER

WRITER’S DIRECT DIAL NUMBER
(702) 383-8888
MGOLDSTEIN@LIONELSLAWYER.COM
May 9, 2006

MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Ladies and Gentlemen:
     In connection with a registration statement on Form S-3 being filed by MGM MIRAGE, a Delaware corporation (the “Company”), and certain of its subsidiaries (the “Subsidiaries”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.
     You have provided us with a draft of the Registration Statement, in the form in which it will be filed, that includes a prospectus (the “Prospectus”). The Prospectus provides that it may be supplemented from time to time by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented from time to time by various Prospectus Supplements, provides for the offering of an indeterminate number and amount of one or more series of the Company’s senior or subordinated debt securities (collectively, “Debt Securities”) and guaranties of such Debt Securities (the “Subsidiary Guarantees”) from those Subsidiaries identified as guarantors in the Indenture, as hereinafter defined (the “Subsidiary Guarantors”).
     You have advised us that (i) Debt Securities and their Subsidiary Guarantees will be issued pursuant to an indenture between the Company and a trustee (the “Trustee”), such indenture to be either (a) one of the indentures filed as an exhibit to the Registration Statement or (b) an indenture to be filed as an exhibit to the Registration Statement in connection with a specific offering of Debt Securities and its Subsidiary Guarantees (in each case as the same may be amended or supplemented from time to time, an “Indenture”).
     We have assumed that the Subsidiary Guarantees will be endorsed on the Debt Securities by the Subsidiary Guarantors pursuant to the Indenture.
     To the extent that the obligations of the Company under the Debt Securities and the obligations of the Subsidiary Guarantors under its Subsidiary Guarantees may be dependent upon such matters, we assume: that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that when the specific terms of any particular series of Debt Securities and its Subsidiary Guarantees have been duly authorized and duly established in accordance with the terms of an Indenture and applicable law, and the Debt Securities and its Subsidiary Guarantees have been duly executed, authenticated and delivered against payment therefore as contemplated by the applicable purchase agreement, such Indenture and by the Registration Statement and/or applicable
RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET • RENO, NEVADA 89501 • (775) 788-8666 • FAX (775) 788-8682
CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119
WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 • WASHINGTON, DC 20001 • (202) 742-4264 • FAX (202) 742-4265

LIONEL SAWYER & COLLINS
ATTORNEYS AT LAW
MGM MIRAGE
May 9, 2006

Prospectus Supplement and by such authorization, then such Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and its Subsidiary Guarantees will constitute valid, binding and enforceable obligations of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with their terms.
     Our opinion is subject to bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     We express no opinion concerning any securities law or rule.
     Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada or the effectiveness of any provision directly or indirectly requiring that any consent, modification, amendment or waiver be in writing.
     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely on it pursuant to the applicable provisions of the federal securities laws.
Very truly yours,
/s/ LIONEL SAWYER & COLLINS
LIONEL SAWYER & COLLINS
RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET • RENO, NEVADA 89501 • (775) 788-8666 • FAX (775) 788-8682
CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119
WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 • WASHINGTON, DC 20001 • (202) 742-4264 • FAX (202) 742-4265